Consent of Independent Auditors

We consent to the use in this Post-Qualification Offering Circular Amendment No. 3 to the Offering Statement on Form 1-A (No. 024-12541) of Mackenzie Realty Capital, Inc. of our report dated September 29, 2025, relating to the consolidated financial statements and schedule of Mackenzie Realty Capital, Inc. We also consent to the reference to us under the heading “Independent Auditors” in such Offering Statement.

/s/ Baker Tilly US, LLP

San Francisco, California
October 23, 2025